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FOR IMMEDIATE RELEASE
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                       PEGASUS COMMUNICATIONS CORPORATION
              ANNOUNCES TERMS OF PRIVATE OFFERING OF SENIOR NOTES


      RADNOR, PA, October 17, 1997 -- Pegasus Communications Corporation (Nasdaq: PGTV) announced today that it increased its previously announced private offering of senior notes to $115 million. The notes will bear interest at a rate of 9 5/8% per annum and will mature in 2005. The offering is scheduled to close on October 21, 1997. The Company anticipates using the proceeds of the offering to finance DBS acquisitions and repay borrowings under an existing credit facility. The securities being offered in the private offering will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

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For further information, contact:         Robert N. Verdecchio, CFO
                                          Pegasus Communications Corporation
                                          610-341-1801